EX-99.23d(57)

                                   AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                                PPM AMERICA, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PPM AMERICA, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated _______________, 2003, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this _____ day of ______________, 2003.

JACKSON NATIONAL ASSET              PPM AMERICA, INC.
MANAGEMENT, LLC


By:                                 By:
     -------------------------           -------------------------------

Name:    Andrew B. Hopping          Name:
       --------------------                -----------------------------

Title:     President                Title:
        ----------------------             -----------------------------


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                                   SCHEDULE B
                        DATED ____________________, 2003

                                 (Compensation)

                          JNL/PPM America Balanced Fund

              Average Daily Net Assets                    Annual Rate

              $0 to $50 Million                              .25%
              $50 Million to $150 Million                    .20%
              $150 Million to $300 Million                   .175%
              $300 Million to $500 Million                   .15%
              Amounts over $500 Million                      .125%

                      JNL/PPM America High Yield Bond Fund

             Average Daily Net Assets                    Annual Rate

             $0 to $50 Million                              .25%
             $50 Million to $150 Million                    .20%
             $150 Million to $300 Million                   .175%
             $300 Million to $500 Million                   .15%
             Amounts over $500 Million                      .125%

                        JNL/PPM America Money Market Fund

             Average Daily Net Assets                    Annual Rate

             $0 to $500 Million                             .10%
             Amounts over $500 Million                      .05%

                           JNL/PPM America Value Fund

             Average Daily Net Assets                    Annual Rate

             $0 to $50 Million                              .25%
             $50 Million to $150 Million                    .20%
             $150 Million to $300 Million                   .175%
             $300 Million to $500 Million                   .15%
             Amounts over $500 Million                      .125%